RESIGNATION OF DIRECTOR AND OFFICER
                       -----------------------------------


TO:    THE BOARD OF DIRECTORS OF
       BRANSON JEWELRY (USA), INC.


     I, RAYMOND JOHN DEMMAN, hereby tender my resignation from the positions of Director and all offices held by me with BRANSON JEWELRY (USA), INC., effective immediately.


     DATED at the City of Las Vegas, in the State of Nevada, this __24th_ day of ____June______, 2003.





/s/                                                 /s/ Raymond J. Demman
-------------------------------                --------------------------------
WITNESS:                                             RAYMOND JOHN DEMMAN